Appendix

Additional Valuation Exhibits

Comparable Company Descriptions - HVAC

Comparable Company Descriptions - Formtek

Comparable Company Descriptions - HVAC

AAON INC.

AAON, Inc. engineers, manufactures and markets commercial rooftop air-conditioning, heating and heat recovery equipment, chillers, air-conditioning coils and air handling and condensing units. Its products serve the commercial and industrial new construction and replacement markets. Virtually all of the company’s sales have been to the domestic market, with foreign sales accounting for only 2% of sales in 2003.

The rooftop and condenser markets consist of units installed on commercial or industrial structures of generally less than 10 stories in height. Air handling units and coils are applicable to all sizes of commercial and industrial buildings. Coil sales are also made to air-conditioning unit manufacturers.

The company has five groups of rooftop products: its RM and RN Series offered in 21 cooling sizes ranging from two to 70 tons; its RL Series, which is offered in 15 cooling sizes ranging from 40 to 230 tons; its HA Series, which is a horizontal discharge package for either rooftop or ground installation, offered in nine sizes ranging from four to 50 tons; and its HA/HB Series, which is offered in 11 sizes ranging from two to 50 tons.

DAILY STOCK PRICE AND VOLUME

Comparable Company Descriptions - HVAC

LENNOX INTERNATIONAL INC.

Lennox International Inc. (Lennox) designs, makes and markets a broad range of products for the heating, ventilation, air conditioning and refrigeration markets. The company’s products and services are sold through multiple distribution channels under brand names including Lennox, Armstrong Air, Ducane, Bohn, Larkin, Advanced Distributor Products, Service Experts, and others.

For the residential market, Lennox makes and markets a broad range of furnaces, air conditioners, heat pumps, packaged heating and cooling systems, replacement parts and related products for both the residential replacement and new construction markets in the United States and Canada.

Lennox also makes hearth products including prefabricated gas, wood burning and electric fireplaces; free standing pellet and gas stoves; and fireplace inserts, gas logs and accessories.

DAILY STOCK PRICE AND VOLUME

Comparable Company Descriptions - HVAC

AMERICAN STANDARD

American Standard Companies, Inc. manufactures air conditioning systems, fixtures and fittings for bathrooms and kitchens, and vehicle control systems. The company provides commercial and residential heating, ventilation, and air conditioning (HVAC) equipment, systems, and controls, as well as related services for commercial, institutional, and residential buildings. The HVAC products include chillers and air handlers, light and large commercial unitary equipment, heat pumps, residential condensing units and furnaces, and fan coils. It sells these products primarily through company-owned and independent agents and distributors principally in North America and Europe. Its bathrooms and kitchens products include sinks, toilets, faucets, tubs, showers, bathroom furniture, and accessories, which are sold through retail and wholesale sales channels for residential and commercial markets. These products are offered in Europe, the United States, Central America, and Asia.

The company also provides pneumatic braking control systems, and related electronic braking controls and conventional components for heavy and medium-sized trucks, trailers, and buses. It provides these products through original equipment manufacturers, an independent aftermarket distribution network, or directly for the worldwide commercial vehicle industry.

DAILY STOCK PRICE AND VOLUME

Comparable Company Descriptions - HVAC

UNITED TECHNOLOGIES

United Technologies Corp. provides high technology products and services to the building systems and aerospace industries worldwide.

The company conducts its business through six segments: Otis, Carrier, Chubb, Pratt & Whitney, Hamilton Sundstrand and Sikorsky. Otis designs, manufactures, sells and installs a range of passenger and freight elevators for low-, medium- and high-speed applications, as well as a broad line of escalators and moving walkways.

Carrier manufactures and distributes heating, ventilating and air-conditioning (HVAC) systems, refrigeration and food service equipment, and related controls for residential, commercial, industrial and transportation applications.

Chubb plc provides security and fire protection products and services globally. In the electronic security industry, Chubb provides system integration, installation and service of intruder alarms, access control systems and video surveillance systems. Pratt & Whitney supplies commercial, general aviation and military aircraft engines. Pratt & Whitney provides spare parts and aftermarket and fleet management services. Hamilton Sundstrand aerospace products and aftermarket services include power generation, management and distribution systems; flight, engine and environmental control systems; auxiliary power units and propeller systems; and industrial products, including air compressors, fluid handling equipment and gear drives. Sikorsky manufactures military and commercial helicopters and is the primary supplier of utility helicopters to the U.S. Army and Navy.

DAILY STOCK PRICE AND VOLUME

Appendix

Additional Valuation Exhibits

Comparable Company Descriptions - HVAC

Comparable Company Descriptions - Formtek

Comparable Company Descriptions - Formtek

HARDINGE INC.

Hardinge Inc. manufactures high-precision computer controlled metal-cutting and grinding machines and related accessories. The company is geographically diversified with manufacturing facilities in the U.S., Switzerland, Taiwan, and China and with sales to most industrialized countries. Over 56% of its 2003 sales were to customers outside North America.

The company has been manufacturing industrial-use Super-Precision and general precision turning machine tools since 1890. Turning machines, or lathes, are power-driven machines used to remove material from a rough-formed part by moving multiple cutting tools against the surface of a part rotating at very high speeds in a spindle mechanism. The multidirectional movement of the cutting tools allows the part to be shaped to the desired dimensions. On parts produced by Hardinge machines, those dimensions are often measured in millionths of inches.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential

Comparable Company Descriptions - Formtek

KENNAMETAL INC.

Kennametal Inc. manufactures, markets and distributes a range of cutting tools, tooling systems, supplies and technical services, as well as wear-resistant parts. End users include metalworking manufacturers and suppliers in the aerospace, automotive, machine tool and farm machinery industries, as well as manufacturers and suppliers in the highway construction, coal mining, quarrying and oil and gas exploration industries.

The company operates four business units: Metalworking Solutions & Services Group (MSSG), Advanced Materials Solutions Group (AMSG), J&L Industrial Supply (J&L) and Full Service Supply (FSS).

In the MSSG segment, the company provides consumable metal cutting tools and tooling systems to manufacturing companies in a range of industries worldwide. Metal cutting operations include turning, boring, threading, grooving, milling and drilling.

In the AMSG segment, the principal business is the production and sale of cemented tungsten carbide products used in mining, highway construction, engineered applications requiring wear and corrosion resistance, including circuit board drills, compacts and similar applications.

In the J&L segment, the company provides metalworking consumables and related products to small- and medium-sized manufacturers in the U.S. and the U.K.

The FSS segment provides metalworking consumables and related products.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential

Comparable Company Descriptions - Formtek

FEINTOOL INTERNATIONAL

Feintool International Holding AG operates as a technology and systems provider worldwide. It operates in four divisions: Fineblanking/Forming Technology, Automation, System Parts, and Plastic/Metal Components. The Fineblanking/Forming Technology division supplies presses, tools, and peripheral systems that are used in applications for sheet metal components. The Automation division offers engineering services; and a range of automation systems and components, and fastening systems. It provides these products to automotive, telecommunications, electrical/electronics, domestic appliance/leisure goods, and optical and medical equipment industries. The System Parts division produces precision system components and modules for system manufacturers for electronics, machine building, and automotive industry. The Plastic/Metal Components division manufactures and supplies precision metal and plastic components for automotive, electric tools, electrical apparatus, and instruments, and telecommunications markets.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential

Comparable Company Descriptions - Formtek

VOESTALPINE AG

VoestAlpine AG operates through the steel, railway systems, profilform, and motion divisions. The Steel division’s products include COLOFER®, ALFORM®, LASER-ALFORM®, Electro-galvanized steel strip, and Hot-dip galvanized steel strip. Customers for its steel division include the companies operating in the automotive, steel and machine construction, building supply, household appliance, and oil and energy industries. The company through the railway systems division provides development and planning of railway tracks through rails, switches/turnout systems, and railway infrastructure. It also provides supply chain management and general contractor services to the railways. The company’s profilform division engages in construction, building supply, and the commercial vehicle industry. This division’s sales focus on customer-specific solutions, both by providing tailor-made cross-sections and customized pre-processing. The motion division engages in the manufacture of automotive body-in-white components, as well as in tool making.

DAILY STOCK PRICE AND VOLUME

Draft/Confidential